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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of CIT Group Inc. of our report dated May 9, 2002, relating to the Balance Sheet of CIT Group Inc. (Del), which report appears in the Current Report on Form 8-K of CIT Group Inc. dated July 10, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
July 23, 2002